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                                                               EXHIBIT 10.38

                                EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of February 17, 1997 by and between Gene Logic Inc., a Delaware corporation (the "Company") and Daniel R. Passeri, a Maryland resident ("Passeri").

                                      RECITAL:

     The Company desires to secure the services of Passeri and Passeri desires to perform such services for the Company on the terms and conditions as set forth in this Agreement.

     NOW, THEREFORE, in consideration of these premises and the mutual promises and conditions contained in this Agreement, the parties hereto hereby agree as follows:

     1. EMPLOYMENT AND DUTIES. Subject to the terms and conditions of this Agreement, the Company shall employ Passeri as Vice President, Business Development and Intellectual Property management and Passeri hereby accepts such employment and such position. Passeri shall devote his full time, ability, attention, knowledge and skill to performing all duties as Vice President, Business Development and Intellectual Property Management as lawfully assigned or delegated to him by the Senior Vice President Corporate Development and Chief Financial Officer of the Company. Passeri will report to the Senior Vice President Corporate Development and Chief Financial Officer of the Company.

     2. BASE SALARY. In consideration for Passeri's services to the Company during the term of his employment under this Agreement, Passeri shall receive an annual base salary of no less than $135,000. The annual base salary will be prorated for any partial year of employment on the basis of a 365-day fiscal year. Base salary shall be paid in equal, bi-weekly installments from which the Company shall withhold and deduct al applicable federal and state income, social security, disability and other taxes as required by applicable laws.

     3. INCENTIVE STOCK OPTIONS. Upon commencement of the term of employment engaged by this Agreement, the Company shall grant to Passeri incentive stock options to purchase 50,000 shares of the Company's common stock at a purchase price of $0.15 per share. These incentive stock options will be subject to vesting over a 4 year period with 10,000 shares vesting upon commencement of employment and the remaining 40,000 shares vesting at a rate of 1/48th each month for 48 months. An additional 10,000 shares of any unvested incentive stock options held by Passeri pursuant to this Subsection 3 shall automatically become vested when a registration statement for the sale of securities of the Company to the public becomes effective, or upon any merger of the Company or sale of the Company or all or substantially all of its assets.

     4.   ADDITIONAL COMPENSATION AND BENEFITS.

          4.1 UPFRONT BONUS. Upon the execution of this Agreement, the Company shall pay to Passeri a cash bonus in the amount of $30,000.

                                       1.

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          4.2  ANNUAL PERFORMANCE BONUS.  During each calendar year while this Agreement remains in force, commencing with 1998, Passeri shall receive, in addition to the base salary specified in Section 2 above, a performance bonus based upon achievement of goals mutually agreed by Passeri and the Senior Vice President, Corporate Development and Chief Financial Officer of the Company. The amount of such bonus for 1998 shall be $10,000 in cash; thereafter any annual bonus shall be in such amount determined by the Company.

          4.3 RELOCATION BENEFIT. The Company will provide Passeri with a $30,000 payment to facilitate relocation ("Relocation Benefit") upon the sale of Passeri's existing home and the purchase of a new home. In the event that Passeri voluntarily terminates his employment with the Company within a 12 month period following the receipt of the Relocation Benefit, Passeri agrees to reimburse the Company for the full amount of the Relocation Benefit within 30 days following the effective date of such termination.

          4.4 MEDICAL BENEFITS, VACATION AND SICK LEAVE. Passeri shall be entitled to participate in such medical, health and life insurance plans as the Company may from time to time implement, and to receive no less than twenty (20) days of paid vacation per on the same basis as the Company's other senior executives.

          4.5 PENSION PLAN. Passeri shall be entitled to participate as a beneficiary under such pension plan(s) as the Company may from time to time adopt, on the same basis as the Company's other senior executives.

     5. CONFIDENTIALITY AND PROPRIETARY INVENTIONS AGREEMENT. As a condition of this Agreement, Passeri shall enter into the Company's standard form of agreement relating to the treatment of the Company's confidential information and ownership of proprietary inventions a copy of which is attached as Exhibit A.

     6. TERM OF EMPLOYMENT. Subject to the provisions of Section 7, the term of the employment engaged by this Agreement shall be period of four (4) years commencing on March 16, 1997 and ending on March 15, 2001, whereupon the term shall automatically renew for successive one (1) year periods unless one of the parties to the Agreement shall have given notice of its intention to terminate the Agreement not later than ninety (90) days prior to the end of such initial term or any such renewal term. Passeri agrees to commence employment with the Company no later than March 15, 1997.

     7.   TERMINATION OF EMPLOYMENT.

          7.1 FOR CAUSE. The Company may terminate this Agreement, effective immediately upon written notice to Passeri, if at any time, in the reasonable opinion of the Company's Board of Directors, (a) Passeri commits any material act of dishonesty, fraud or embezzlement with respect to the Company or any subsidiary or affiliate thereof, (b) is convicted of a crime of moral turpitude, or (c) breaches any material obligation under this Agreement. The Company's total liability to Passeri in the event of termination of Passeri's employment under this Subsection 7.1 shall be limited to the payment of Passeri's salary and benefits through the effective date of termination.

                                       2.

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          7.2  WITHOUT CAUSE. The Company may terminate this Agreement without cause upon thirty (30) days' written notice to Passeri. Upon any termination of this Agreement without cause by the Company, the Company shall pay to Passeri as severance pay in one lump sum an amount equal to three (3) months of his then current salary in addition to such other compensation to which Passeri may be entitled prior to the date of termination.

          7.3 BY PASSERI. Passeri reserves the right to terminate his employment hereunder for any reason upon thirty (30) days' written notice to the Company. The Company's total liability to Passeri in the event of termination of Passeri's employment under this Subsection 7.3 shall be limited to the payment of Passeri's salary and benefits through the effective date of termination and the provisions of Subsection 7.2 shall not apply.

     8.   MISCELLANEOUS.

          8.1 MODIFICATION. Any modification of this Agreement shall be effective only if reduced to writing and signed by the parties to be bound thereby.

          8.2 ENTIRE AGREEMENT. This Agreement including Exhibit A constitutes the entire agreement between the Company and the Passeri pertaining to the subject matter hereof and supersedes all prior or contemporaneous written or verbal agreements and written or verbal agreements and understandings between the parties in connection with the subject matter hereof.

          8.3 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall, nevertheless, continue in full force and effect without being impaired or invalidated in any way.

          8.4 WAIVER. The parties hereto shall not be deemed to have waived any of their respective rights under this Agreement unless the waiver is in writing and signed by the waiving party. No delay in exercising any right shall be a waiver of such right nor shall a waiver of any right on one occasion operate as a waiver of such right on a future occasion.

          8.5 COSTS OF ENFORCEMENT. If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, each party shall initially bear its own costs and legal fee associated with such action or proceeding. The prevailing party in any such action or proceeding shall be entitled to recover from the other party the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding.

          8.6 NOTICES. All notices provided for herein shall be in writing and delivered personally or sent by United States mail, registered or certified, postage paid or by Federal Express, addressed as follows:

          To the Company:                Gene Logic Inc.
                                         10150 Old Columbia Road
                                         Columbia, MD  20146

                                      3.

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          To Passeri:                    Daniel R. Passeri
                                         991 Paulsboro Drive
                                         Rockville, MD  20850

or to such other addresses as either of such parties may from time to time designate in writing. Any notice given under this Agreement shall be deemed to have been given on the date of actual receipt, or, if not received during normal business hours, on the next business day.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers or agents as of the date first written above.

"Company"                                "Employee"

GENE LOGIC INC.
A Delaware corporation

By: /s/ MARK D. GESSLER                  By: /s/ DANIEL R. PASSERI
   -----------------------------             ------------------------------
   Mark D. Gessler                           Daniel R. Passeri

Sr. Vice President Corporate Development and Chief Financial Officer

                                       4.